                                                                     EXHIBIT 1.1

                                    AMENDMENT dated as of October 8, 1999 to the
                           Agency Agreement dated June 8, 1999, among National Rural Utilities Cooperative Finance Corporation (the "Company"), a District of Columbia cooperative association, Lehman Brothers Inc. (an "Agent"), Banc of America Securities LLC (an "Agent"), Goldman, Sachs & Co., (an "Agent"), Merrill Lynch, Pierce, Fenner & Smith Incorporated (an "Agent") and J.P. Morgan Securities Inc. (an "Agent") (such Agency Agreement, the "Agreement").


                  WHEREAS, the parties hereto have entered into the Agreement;

                  WHEREAS, the Agreement initially contemplated the issuance and sale by the Company from time to time of up to $2,143,529,000 aggregate principal amount of its Medium-Term Notes, Series C (the "Securities");

                  WHEREAS, the Company has issued and sold approximately $1,974,272,000 aggregate principal amount of Securities pursuant to the Agreement and the Indenture on and after June 8, 1999;

                  WHEREAS immediately prior to this Amendment taking effect, the Company's Registration Statement No. 333-78931 remains effective under the Act, with $169,257,000 aggregate principal amount of Securities remaining unissued and unsold under such Registration Statement;

                  WHEREAS, the parties hereto desire to amend the Agreement;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                  1. The Agreement is hereby amended to include in the
definition of "Registration Statement", as contemplated therein in Section 1(a), Registration Statement No. 333-87793, previously filed with the Commission and effective as of October 7, 1999, relating to the registration of $3,000,000,000 aggregate principal amount of Securities, and to revise the definition of "Prospectus" to mean the prospectus supplement dated October 8, 1999, relating to the Securities covered by the Agreement, as amended, together with the prospectus contained in such Registration Statement.
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                                                                               2

                  2. The Agreement is hereby amended to increase the aggregate principal amount of Securities which may be issued and sold from time to time by the Company thereunder to $5,143,529,000 and the aggregate principal amount of Securities which may be issued and sold from time to time thereunder on or after the date hereof to $3,169,257,000.

                  3. The Agreement is hereby amended to delete from the definition of "Registration Statement", Registration Statement No. 333-53819, and all amendments thereto and supplements thereof, all of the Securities registered thereby having been issued and sold by the Company.

                  4. This Amendment shall become effective only on the satisfaction (or waiver by the Agents) of the conditions in Section 5 of the Agreement with respect to the Closing Date for this Amendment.

                  Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof.

                  All capitalized terms not defined herein have the meanings assigned to them in the Agreement.
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                  IN WITNESS WHEREOF, the parties hereto have each caused this
Amendment to be fully executed as of the date first above written.


                                    NATIONAL RURAL UTILITIES COOPERATIVE FINANCE
                                    CORPORATION

                                    by /s/ Steven L. Lilly
                                       --------------------------
                                    Name:  Steven L. Lilly
                                    Title: Senior Vice President
                                    and Chief Financial Officer

                                    LEHMAN BROTHERS INC.

                                    by /s/ James W. Merli
                                       --------------------------
                                    Name:  James W. Merli
                                    Title: Managing Director

                                    BANC OF AMERICA SECURITIES LLC

                                    by /s/ Jennifer W. Hern
                                       --------------------------
                                    Name:  Jennifer W. Hern
                                    Title: Principal

                                    GOLDMAN, SACHS & CO.

                                    by /s/ Goldman, Sachs & Co.
                                       --------------------------
                                    (Goldman, Sachs & Co.)

                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                    INCORPORATED

                                    by /s/ Scott G. Primrose
                                       --------------------------
                                    Name:  Scott G. Primrose
                                    Title: Authorized Signatory

                                    J.P. MORGAN SECURITIES INC.

                                    by /s/ Steven Christensen
                                       --------------------------
                                    Name: Steven Christensen
                                    Title: Vice President